Exhibit 99.1

Press Release

Financial and Investor Contact:

Eric Slusser

770-951-6101

eric.slusser@gentiva.com

or             John Mongelli

770-221-6700

john.mongelli@gentiva.com

Media Contact:

Scott Cianciulli

Brainerd Communicators

212-986-6667

cianciulli@braincomm.com

Gentiva® Health Services Announces

Term Loan Refinancing

ATLANTA, GA, March 9, 2011 — Gentiva Health Services, Inc. (NASDAQ: GTIV) (the “Company”) today announced that it has completed a refinancing of $727 million of indebtedness outstanding under its senior secured credit agreement.

As a result of the refinancing, the LIBOR floor for both the Term Loan A and the Term Loan B facilities have been reduced from 1.75 percent to 1.25 percent for Eurodollar rate loans. Additionally, the applicable interest rate margin was reduced from 5.00 percent to 3.25 percent on the Term Loan A facility and from 5.00 percent to 3.50 percent on the Term Loan B facility for Eurodollar rate loans. At current LIBOR rates, the Company’s interest rate on the Term Loan A facility is reduced from 6.75 percent to 4.50 percent and the interest rate on the Term Loan B facility is reduced from 6.75 percent to 4.75 percent for Eurodollar rate loans.

As part of the refinancing, the Company also modified other terms of the credit agreement, which included reducing the minimum interest coverage ratio to 2.25 to 1.00 for each quarter, commencing with the quarter ending March 31, 2011 and continuing through the maturity of the loans. Previously, the interest coverage ratio was 2.75 to 1.00 for each quarter through December 31, 2012, and 3.00 to 1.00 for each quarter thereafter.

Amortization and maturity terms of the loans did not change. The Company paid a 2 percent prepayment penalty on the Term Loan B facility.

3350 Riverwood Parkway, Suite 1400, Atlanta, GA 30339

Bank of America Merrill Lynch, General Electric Capital Corporation, Barclays Capital and SunTrust Robinson Humphrey arranged the refinancing.

About Gentiva Health Services, Inc.

Gentiva Health Services, Inc. is the nation’s largest provider of home health and hospice services based on revenue, delivering innovative, high quality care to patients across the United States. Gentiva is a single source for skilled nursing; physical, occupational, speech and neurorehabilitation services; hospice services; social work; nutrition; disease management education; help with daily living activities; and other therapies and services. In August 2010, Gentiva acquired Odyssey HealthCare, Inc., one of the leading providers of hospice care in the United States. GTIV-G

Forward-Looking Statement

Certain statements contained in this news release, including, without limitation, statements containing the words “believes,” “anticipates,” “intends,” “expects,” “assumes,” “trends” and similar expressions, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based upon the Company’s current plans, expectations and projections about future events. However, such statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These factors include, among others, the following: economic and business conditions, including the ability to access capital markets; demographic changes; changes in, or failure to comply with, existing governmental regulations; the impact on our Company of recently passed healthcare reform legislation and its subsequent implementation through governmental regulations; changes in Medicare, Medicaid and commercial payer reimbursement levels; the outcome of any inquiries into the Company’s operations and business practices by governmental authorities; the Company’s ability to effectively integrate Odyssey’s operations; effects of competition in the markets in which the Company operates; liability and other claims asserted against the Company; ability to attract and retain qualified personnel; availability and terms of capital; loss of significant contracts or reduction in revenues associated with major payer sources; ability of customers to pay for services; business disruption due to natural disasters, pandemic outbreaks, or terrorist acts; ability to successfully integrate the operations of acquisitions the Company may make and achieve expected synergies and operational efficiencies within expected time-frames; effect on liquidity of the Company’s debt service requirements; and changes in estimates and judgments associated with critical accounting policies and estimates. For a detailed discussion of certain of these and other factors that could cause actual results to differ from those contained in this news release, please refer to the Company’s various filings with the Securities and Exchange Commission (SEC), including the “Risk Factors” section contained in the Company’s annual report on Form 10-K for the year ended January 3, 2010, as supplemented in the Company’s quarterly report on Form 10-Q for the third quarter ended October 3, 2010.

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